UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2008

VIRTUAL RADIOLOGIC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-33815	27-0074530
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5995 Opus Parkway, Suite 200, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip code)

(952) 392-1100

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 30, 2008, Virtual Radiologic Corporation (the “Company”) and each of the executives named herein, respectively, entered into an amendment to the executive’s employment agreement in order to comply with the requirements of section 409A of the Internal Revenue Code and regulations thereunder effective January 1, 2009, in reference to certain severance benefits:  Sean Casey, MD; Chief Executive Officer, Eduard Michel, MD, Medical Director;  Robert Kill, President and Chief Operating Officer; Richard Jennings, Chief Technology Officer; and Leonard Purkis, Chief Financial Officer.

Copies of the amendments are attached to this Form 8-K as exhibits 10.1 through 10.5.

Item 9.01                                             Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	First Amendment to Employment Agreement dated December 30, 2008, between Virtual Radiologic Corporation and Sean Casey, M.D.
10.2	First Amendment to Employment Agreement dated December 30, 2008, between Virtual Radiologic Corporation and Eduard Michel, M.D.
10.3	First Amendment to Employment Agreement dated December 30, 2008, between Virtual Radiologic Corporation and Robert Kill
10.4	Second Amendment to Employment Agreement dated December 30, 2008, between Virtual Radiologic Corporation and Rick Jennings
10.5	First Amendment to Employment Agreement dated December 30, 2008, between Virtual Radiologic Corporation and Leonard Purkis

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 30, 2008

VIRTUAL RADIOLOGIC CORPORATION

		By:	/s/ George H. Frisch
Name: George H. Frisch
Title: General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Amendment to Employment Agreement dated December 30, 2008, between Virtual Radiologic Corporation and Sean Casey, M.D.
10.2	First Amendment to Employment Agreement dated December 30, 2008, between Virtual Radiologic Corporation and Eduard Michel, M.D.
10.3	First Amendment to Employment Agreement dated December 30, 2008, between Virtual Radiologic Corporation and Robert Kill
10.4	Second Amendment to Employment Agreement dated December 30, 2008, between Virtual Radiologic Corporation and Rick Jennings
10.5	First Amendment to Employment Agreement dated December 30, 2008, between Virtual Radiologic Corporation and Leonard Purkis